UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 17, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

    000-21642                                             35-1617970

(Commission File Number)                                 (IRS Employer Identification No.)

7337 West Washington Street
             Indianapolis, Indiana                                             46231

            (Address of Principal Executive Offices)                                      (Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2005, the Bankruptcy Court approved the sale of certain assets of Ambassadair Travel Club, Inc. ("Ambassadair") and Amber Travel, Inc. ("Amber Travel" and together with Ambassadair, the "Sellers") to Grueninger Cruises and Tours, Inc. (the "Buyer"). Pursuant to the Asset Purchase Agreement, the Buyer purchased substantially all of the assets of the Sellers for $300,000. The transaction closed on November 18, 2005. The Sellers are subsidiaries of ATA Holdings Corp.

ATA Holdings Corp. and seven of its subsidiaries, including Ambassadair and Amber Travel, are currently operating as debtors-in-possession in Chapter 11 cases pending in Indianapolis.

A copy of the Asset Purchase Agreement and press release announcing the sale are attached as Exhibits 10.1 and 99.1, respectively, to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Asset Purchase Agreement dated November 17, 2005 between Ambassadair Travel Club, Inc. and Grueninger Cruises and Tours, Inc.

99.1 Press Release dated November 17, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2005

ATA HOLDINGS CORP.

By: /s/ Brian T. Hunt
Name: Brian T. Hunt,
Title: Vice President and General Counsel

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